UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D. C.  20549

                              FORM 8-K

                      CURRENT REPORT PURSUANT
                   TO SECTION 13 OR 15(D) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

                         December 11, 2008
         Date of Report (Date of earliest event reported)



                       US 1 Industries, Inc.
      (Exact Name of Registrant as Specified in Its Charter)

                             Indiana

           (State or Other Jurisdiction of Incorporation)



               1-8129	                     95-3585609
       _______________________            ________________
       (Commission File Number)   (IRS Employer Identification No.)

       336 W. US 30,Valparaiso, Indiana		  46385
   ________________________________________     __________
   (Address of Principal Executive Offices)     (Zip Code)

   			   (219) 476-1300
     ___________________________________________________
     (Registrant's Telephone Number, Including Area Code)

       			Not Applicable
   _____________________________________________________________
   (Former Name or Former Address, if Changed Since Last Report)

	Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

	_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	_____  Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	_____  Pre-commencement communications pursuant to Rule
  13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 2.01	Completion of Acquisition or Disposition of Assets.

       On December 18, 2008, US 1 Industries, Inc. (the "Company") completed its previously announced acquisition of a 60% membership interest (the "Membership Interest") in ARL Transport, LLC ("ARL"). Prior to the completion of the transaction, ARL, together with its subsidiaries, acquired substantially all of the assets of, and assumed certain liabilities of, ARL, Inc. and Aficionado Transport, Inc.. Pursuant to the terms of the Membership Purchase Agreement by and among the Company, ARL, Inc., Aficionado Transport, Inc. and Ronald K. Faherty (the "Agreement"), the Company paid approximately $1.59 million at closing for the Membership Interest. An additional $900,000 will be paid by the Company if ARL meets certain EBITDA targets over the next four years. Further, the Company has also agreed to loan ARL funds to refinance approximately $11 million in liabilities assumed by ARL.

       If ARL meets or exceeds certain EBITDA targets in each of the next four years, the Company will make earnout payments that in the aggregate will not exceed $2 million. The Company also issued non-qualified stock options to acquire shares of the Company's common stock to certain executives of ARL, Inc. and Aficionado Transport, Inc. that have agreed to remain with ARL.

       A copy of the Agreement is filed with this Current Report as Exhibit
2.1 and is incorporated herein by reference.

       The Company will file, prior to February 27, 2009,(a) the audited consolidated financial statements of ARL, Inc. and (b) the pro forma financial statements of the Company, prepared in accordance with Regulation S-X, reflecting the acquisition of the Membership Interest.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation
under an Off-Balance Sheet Arrangement of a Registrant.

	In connection with its acquisition of the Membership Interest described in Item 2.01 above, on December 18, 2008, the Company entered into the Fifth Amendment (the "Fifth Amendment") to the Amended and Restated Loan Agreement, by and among the Company, the subsidiaries of the Company included as borrowers thereunder, and U.S. Bank (the "Loan Agreement"). Pursuant to the terms of the Fifth Amendment, the amount available under the revolving line of credit was increased by $7 million to an aggregate available amount of $22 million. In addition, the Company (which was previously a guarantor) and certain of its subsidiaries, including ARL, were added as borrowers under the Loan Agreement. All other material terms of the Loan Agreement with respect to the Company, as previously amended, remain in full forced and effect.

	A copy of the Fifth Amendment is filed with this Current Report as
Exhibit 10.1 and is incorporated herein by reference.


Item 9.01.  Financial Statements and Exhibits.

	(a)	Financial Statements of Business Acquired

	The required audited financial statements of ARL, Inc., including the notes thereto, will be filed by the Company, pursuant to an amendment to this Current Report on Form 8-K, prior to February 27, 2009.

	(b)	Pro Forma Financial Information

	The required pro forma financial information with respect to the Company's acquisition of the Membership Interest will be filed by the Company, pursuant to an amendment to this Current Report on Form 8-K, prior to February 27, 2009.

	(d)	Exhibits

        2.1
    Membership Purchase Agreement, dated December 12, 2008, by and among the US 1 Industries, Inc., ARL, Inc., Aficionado Transport, Inc. and Ronald K. Faherty

        10.1
   Fifth Amendment to Amended and Restated Loan Agreement with US
                Bank, US 1 Industries, Inc. and its subsidiaries included as a party thereto.


                                  SIGNATURES

	Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        US 1 Industries, Inc.



                                    By: /s/ Michael E. Kibler
                                        ____________________________
                                        Michael E. Kibler
                                        President and Chief Executive Officer

Dated:  December 24, 2008